FOMO CORP. (ETFM/OTC)

Investor Summary
Winter 2020

EXECUTIVE TEAM:

Vik Grover, *President & CEO.* 25 years-experience on Wall Street as an equity research analyst, investment banker and consultant that has been advising, financing, and launching businesses for several years. He was introduced to the founder of Purge Virus three years ago.

Charles Szoradi, *President Purge Virus, LLC Subsidiary & Advisory Board Member.* Architect and building intelligence executive with 28 years-experience in sustainability and cost-savings for retrofits and new construction. His two most recent pending patents for Purge Virus focus on advanced in-duct disinfection and tabletop disinfection to help reduce the spread of COVID-19 and future viruses. Mr. Szoradi focuses on high performance architecture and is a LEED AP (Leadership in Energy and Environmental Design – Accredited Professional), a Certified Building Performance Institute (BPI) Energy Auditor, a member of the Energy and Sustainability Committee for the Society of American Military Engineers, and the Leadership Council Chairman of the American LED Alliance.

John Kelly, *President PPE Source International, LLC.* In addition to his Regional Sales Director role with Purge Virus, John Kelly is the founder and CEO of PPE Source International, which is Purge Virus's partner for PPE. Mr. Kelly has a multi-decade history of running successful companies. Driven to find the best manufactured PPE products, HVAC solutions, & specialized energy control system, he has become one of the industry leaders in the energy and sustainability space.

EMPLOYEES & FACILITIES:
20 FT employees / 10-99's
HQ: FOMO - Chicago, IL
HQ Purge Virus – Philadelphia, PA

FINANCING:
Up to $3MM Series A Pref. Stock; Reg A/D

USE OF PROCEEDS:
General corporate purposes, incl. increased sales and marketing investment, working capital and other similar purposes. Depending on the amount of capital raised, it may also seek to acquire PPESI, HVAC contractors, EIC or other.

LEGAL COUNSEL: Fred Lehrer, Esq.

TRANSFER AGENT: Signature Stock

SEC FILINGS (XBRL) SERVICE: M2 Compliance

Auditor: Boyle CPA, LLC

Investment Highlights

- FOMO CORP. (the "Company" or "FOMO") is a publicly traded business incubator focused on private companies seeking access to the capital markets to fund growth.
- On 10/19/2020, FOMO acquired 100% of the Member Interests of Purge Virus, LLC ("PV"), a provider of disinfection products and services targeting the COVID-19 pandemic which has devastated business, industry, and government in the U.S. and abroad.
- PV, with a sales force of a dozen regional managers, has a growing sales funnel of several dozen projects ranging from single-family residential space to hotels, cruise ships, Veteran Affairs hospitals, and government and commercial office spaces. The revenue opportunity is substantial, not including personal protective equipment ("PPE") sales being generated by PV partner PPE Source International (PPESI) which is under an exclusive six-month M&A agreement with FOMO. Under a separate Strategic Partnership Agreement, PV and PPESI split (50/50) the Adjusted Gross Profit (AGP) generated from the sale of PPE.
- PV has access to $300MM in financing for customers' disinfection product orders. Further, PV and PPESI are partnered with Mactel Business Trust, a banking organization with has access to $10BN of humanitarian financing for outsize PPE orders factory-direct from SE Asia.
- With the global pandemic, limited access to capital thwarted FOMO's growth. With the PV strategy, the PPESI partnership with an M&A option, a growing sales funnel, and other partnerships and channel relationships under negotiation, a new chapter for the Company is at hand.
- On the public company front, FOMO's stand-alone financial statements have been completed for December 2019, March 2020, June 2020, and September 2020. 10-K and 10-Q documents will be completed in the near future and filed with the SEC. Management intends to bring FOMO current with regard to SEC reporting requirements.
- The Company has applied for a name change to "FOMO CORP." and ticker change to "FOMO" with FINRA; corporate website @ www.fomoworldwide.com under development.
- Pure Virus URL: https://purgevirus.com
- Purge Virus Overview: https://purgevirus.com/wp-admin/COVID-19-Disinfection-Presentation-by-Purge-Virus-OVERVIEW-2020.09.24.pdf
- Webinar explaining smart/clean buildings solutions: https://youtu.be/exQo9mDLqKM.

The Global Industry Problem

The world is in dire need of a solution to the pandemic that will allow business, industry, and the government to reopen. Lockdowns are destroying economies worldwide, which is forcing hundreds of thousands of businesses to fold and costing the world trillions of dollars as workers and consumers attempt to adjust to the "new normal". FOMO's PV subsidiary is a one-stop shop to allow the nation to reopen by offering a full array of products and services that clean air, manage property operations, and give employees and customers comfort that locations are "clean buildings" - safe to work from and patron.

Disinfection Products and Services and PPE

- Ultraviolet-C (UVC) in-duct and portable devices,
- Hybrid disinfection devices with UVC, carbon filtration, and HEPA filtration,
- Hybrid disinfection devices with UVC and Photo plasma,
- Bi-polar ionization disinfection for virus and Volatile Organic Compound (VOC) disinfection,
- PPE ranging from masks to gloves with factory-direct supply side logistics with $0 upfront cost.





The Market Opportunity

- With 87BN square feet of non-residential property in the US and an average cost of $0.23 - $0.50 per square foot for in-duct disinfection, the market size for UV lighting and deionization solutions is an estimated $20BN+ in the U.S. alone.
- The PPE market – masks, gloves, gowns and related - is multiple billions of $ per year.
- A mobile app is under development that will allow consumers and businesses to identify clean buildings that are equipped with disinfectant technology and solutions, which combined with a national branding campaign is expected to add further value to the organization.
- With attention to indoor air quality (IAU) due to COVID-19, PV has solutions for years to come.

Potential Acquisitions and Strategic Partnerships

FOMO has an exclusive option to acquire Purge Virus' partner PPE Source International (PPESI) through Spring 2021, which if consummated will allow FOMO to book 100% of revenues from PPE sales versus an existing 50-50 profit share between PV/PPESI for PPE sales generated by either side. PPESI and PV have a relationship with domestic banking organization called Mactel Business Trust which has access to a $10BN humanitarian fund supporting factory-direct outsize orders from SE Asia, eliminating buyer risk for PPE often characterized by failures to deliver from suppliers and brokers/agents that lack credibility. Additionally, PV is working with a Chicago-based vendor of rapid COVID-19 testing to enterprises and government entities to add its full array of disinfection solutions to the testing offering, which may culminate in an M&A option/transaction in 2021. Other targets are currently being contemplated, including but not limited to EIC - https://energyintelligencecenter.com/ - an energy management software provider for non-residential properties that is 33%-owned by PV's founder Charles Szoradi and which would strengthen FOMO's position as a one-stop provider of smart/clean building solutions. The Company is also in discussions with HVAC contractors that would provide installation capabilities and accretive revenues and EBITDA and cross-selling synergies. Further, PV has joined the Illinois Restaurant Association and may join similar associations in other states to target the millions of restaurant locations under lockdown due to the varying COVID-19 responses nationwide.

Sales Funnel

Purge Virus is currently pursuing 70 different sales opportunities ranging from single-family residential space to hotels, cruise ships, Veteran Affairs hospitals, and government and commercial office spaces. Of note, the Company recently deployed UV lighting and disinfection technology at a 180,000 sq ft. commercial property owned/managed by Related Companies, a multi-billion-dollar developer of non-residential real state with hundreds of buildings in its portfolio. PV has recently joined trade groups targeting colleges/universities, restaurants, and businesses in major metropolitan areas to augment its market awareness. The possible revenue for sales opportunities being pursued is substantial, not including PPE sales being generated by PV partner PPE Source International (PPESI) which is under a six-month M&A exclusive Agreement with FOMO. PPESI is currently negotiating substantial orders with buyers and brokers for substantial PPE orders from U.S. buyers. For smaller orders, PPESI has two warehouses that have on the ground inventory for quick response.


In-Room Disinfection
HVAC In-Duct Disinfection
HVAC Coil & Pan Disinfection
PURGE VIRUS
Personal Protective Equipment
Qualified Installer Network
Certification + Specification < DOCUMENTATION > + Testing + Performance

Capitalization

- Common Shares: 4,465,704,521 issued and outstanding, 10 billion authorized.
- Series A Preferred: 3,000,000 issued and outstanding; convert 1-50 into common, vote on an as-converted-basis and pay a $0.035 per share annual dividend in kind or in cash, 78,000,00 authorized.
- Series B Preferred: 4,170,065 issued and outstanding; convert 1-1000 into common, vote on an as-converted-basis and pay a 1% annual dividend in kind or in cash, 20,000,000 authorized.
- Series C Preferred: 1,000,000 issued and outstanding; convert into 1-1 into common, vote on a 1-100,000 basis and pay a 1% annual dividend in kind or in cash, 2,000,000 authorized.

In December 2019, the Company changed its corporate name with the Secretary of State of California and on the SEC's EDGAR system to FOMO CORP. An application is underway with FINRA to change the trading name of the entity to "FOMO CORP." from "2050 Motors, Inc." and the ticker "FOMO" has been requested. No reverse split is contemplated in 2020 or has been approved by the Board. In 2021, management intends to uplist the stock to the OTC QB or NASDAQ in order to improve transparency for investors, boost stock liquidity and improve awareness of the Company on Wall Street.


HUMAN CELL
Without Bipolar Ionization = CONTAMINATION
99.4% virus inactivation without any ozone.
STOP
HUMAN CELL
With Bipolar Ionization = PROTECTION

Use of Investment Proceeds

FOMO seeks to raise up to $3,000,000 to fund the Company's growth (post-sales support of current booked contracts, sales and marketing, product development, strategic hires, M&A integration), to cover its operating budget through year-end 2021, and eliminate variable convertible debt. The Company intends to offer Series A Preferred Stock with a fixed conversion price, annual dividend, and customary investor protections.

Additional Information

Please contact Vik Grover, CFA, CEO or Dr. Wayman Baker, EVP Corporate Development & Investor Relations of FOMO CORP. at (630) 286-9560 or fomocorp2020@gmail.com.

This is not a solicitation for investment The information contained herein contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include various estimates, forecasts, projections of FOMO's future performance, statements of FOMO's plans and objectives, and other similar statements. Although FOMO believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. Investors should not place undue reliance on the forward-looking statements contained in this document, and FOMO expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.